EXHIBIT 10.10.2

AMENDMENT – NUMBER TWO

TO EMPLOYMENT AGREEMENT

December 15, 2010

This Amendment Number Two to the Employment Agreement (the “Employment Agreement”) by and between Antigenics Inc. (the “Company”) and Shalini Sharp (the “Executive”) effective as of the 20th day of February, 2007, as amended by Amendment Number One, effective as of July 2, 2009, amends the Employment Agreement effective as of the date hereof as follows:

1. The second sentence of Section 5(d) is amended to read:

“In the event of such termination, the Company shall continue to pay the Executive her Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination.”

2. The second sentence of Section 5(e) is amended to read:

“In the event of termination in accordance with this Section 5(e), the Company shall continue to pay the Executive her Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination.”

3. The following is added at the end of Section 5(e):

“Notwithstanding anything in this Section 5(e) to the contrary, this Section 5(e) shall only be applicable if the Executive provides notice to the Company of the Compensation Reduction within than 90 days following the initial existence of the condition claimed by the Executive to be a Compensation Reduction, and the Executive, in fact, terminates employment with the Company within 12 months of the initial existence of such condition.”

4. The following is added at the end of Section 5(g)(ii):

“Notwithstanding anything in the Agreement to the contrary, in the event any provision contained in this agreement regarding payment or assistance to the Executive related to the continuation of healthcare coverage for the Executive is determined would cause the Company to violate the anti-discrimination rules of the healthcare reform laws known as the Patient Protection and Affordable Care Act, such provision shall be a nullity.”

5. A new Section 5(j) is added at the end of Section 5, to read:

“(j) Any amounts required to be paid as a Gross-up Payment shall in all cases be paid by the Company to the Executive at a time and manner consistent with the provisions of Treasury Regulation Section 1.409A-3(i)(1)(v) (regarding the treatment of certain tax gross-up payments as made pursuant to a specified time or fixed schedule).”

6. Section 6(d) is restated in its entirety to read:

“(d) Any payments to be made to the Executive (or to the Executive’s designated beneficiary or estate) hereunder following the Executive’s termination of employment, other than payments that are expressly stated as paid in a series of installments, shall be paid in the form of a single lump sum, which lump sum shall be paid to the Executive within 60 days following the date of the Executive’s termination of employment; provided, however, that the foregoing shall not apply in the event it is determined that any payments to the Executive must be deferred for six months in order to comply with Code Section 409A(a)(2)(B)(i), as provided in Section 6(e), below; and provided further that any references to “termination of employment” or any other similar phrase in this Agreement shall be interpreted to mean a “separation from service” as that phrase is used for purposes of Code Section 409A.”

7. The following is added at the end of Section 14(c):

“Notwithstanding anything in this Agreement to the contrary, termination of employment by the Executive shall not be considered to be for “Good Reason” unless (i) the Executive provides notice to the Company of the condition claimed to be “Good Reason” within 90 days following the initial existence of such condition, (ii) the Company fails to remedy such condition within 30 days following its receipt of such notice from the Executive, and (iii) the Executive, in fact, terminates employment with the Company within 12 months of the initial existence of such condition.”

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the 15 day of December, 2010.

THE EXECUTIVE	ANTIGENICS INC., a Delaware corporation

/s/ Shalini Sharp	By:	/s/ Garo H. Armen
Shalini Sharp	Name:	Garo H. Armen, PhD
	Title:	Chairman and CEO

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